                                                                   EXHIBIT 10.36


                        AGREEMENT OF PURCHASE AND SALE

          THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made as of this 29th day of August, 1996, by and between LOAN ASSET STRUCTURED TRUST I, a Delaware trust ("Seller") and G&L MEDICAL PARTNERSHIP, L.P., a Delaware limited partnership ("Buyer").


                                   RECITALS
                                   --------

          A. Seller is the owner of a building commonly known as 436 North Bedford Drive, Beverly Hills, California;

          B. Buyer desires to purchase such property for the purchase price and on the terms and conditions herein set forth.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1.0       Sale.
          ----

          1.1 Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, on the terms and conditions set forth herein:

               1.1.1 By execution and delivery of a Grant Deed to Seller in the form of the attached Exhibit "A" (the "Grant Deed"), fee simple title to the
                         -----------
real property, all rights appurtenant thereto and improvements located at 436 North Bedford Drive, Beverly Hills, California and more particularly described on the attached Exhibit "B" ( the "Real Property");
                -----------

               1.1.2 By execution and delivery to Buyer of a Bill of Sale in the form of Exhibit "C" (the "Bill of Sale"), all personal property, tangible
            -----------
and intangible, owned by Seller and used in connection with or located on the Real Property (the "Personal Property");

               1.1.3 By execution and delivery to Buyer of an Assignment of Leases in the form of Exhibit "D" (the "Assignment of Leases"), all leases and
                      -----------
rental agreements relating to the Real Property, together with all unreturned and unapplied deposits paid or payable in connection therewith (the "Leases");

               1.1.4 By execution and delivery to Buyer of an Assignment of Service Contracts in the form of Exhibit "E" (the "Assignment of Service
                                 -----------
Contracts"), those assignable equipment leases, maintenance and service contracts and similar agreements for equipment or services relating to or required for the use, occupancy or operation of the Real Property (collectively, the "Service Contracts"); and

               1.1.5 By execution and delivery to Buyer of an Assignment of Contracts, Guaranties, Warranties and Permits in the form of Exhibit "F" (the
                                                             -----------
"Assignment of Contracts"), all of Seller's right, title, and interest in and to the following items that relate to the Real Property, all to the extent assignable: (i) any and all permits and licenses; (ii) any and all books and records relating to the ownership and operation of the Real Property; (iii) all existing warranties, if any, on the personal property and the improvements located on the Real Property; (iv) all plans, tests, soil tests, reports, specifications, engineering plans and reports, and any other architectural or engineering data which concern the Real Property acquired from Seller's predecessor in interest and which are in the possession of Seller or its agents or contractors; (v) any and all unreturned and unapplied deposits or prepayments, of any type and for any purpose received from Seller's predecessor in interest in the Real Property (either directly or by means of a credit), including, without limitation, any and all utility deposits held by any utility companies; and (vi) any and all proceeds or rights to proceeds in any threatened or pending insurance and condemnation proceedings or proceedings in lieu thereof (collectively, the "Contract Rights"). The Real Property, the Personal Property, the Leases, the Service Contracts and the Contract Rights are collectively referred to as the "Property".

2.0       Purchase Price.
          --------------

          2.1 The purchase price for the Property is the sum of Seventeen Million One Hundred Fifteen Thousand Dollars ($17,115,000) (the "Purchase Price"). The Purchase Price shall be paid by Buyer to Seller as follow:

               2.1.1 The sum of Thirty-Five Million Dollars ($35,000,000) shall be loaned (the "Loan") to Buyer by Nomura Asset Capital Corporation ("NACC") pursuant to that certain Amended and Restated Mortgage Loan Agreement dated as of August 29, 1996 (the "Loan Agreement") between Buyer and NACC of which $15,200,000 shall be applied towards the Purchase Price. The Loan will be secured by, among other things, a first priority Deed of Trust encumbering the Property, all as further provided in the Loan Agreement.

               2.1.2 The balance of the Purchase Price shall be paid by Buyer to Seller in cash.

          2.2 All funds (other than Loan funds applied toward the Purchase Price) to be paid pursuant to the terms of this Agreement shall be paid in cash or by wire transfer.

3.0       Closing; Title.
          --------------

          3.1 The transactions contemplated herein shall close on August 29, 1996 (the "Closing Date"). Time is specifically of the essence as to the Closing Date and the Closing Date shall not be extended except by the mutual written agreement of Buyer and Seller.

          3.2 Buyer agrees to accept title to the Real Property (and the Grant Deed shall so recite) subject to (i) all presently existing and future liens against the Real Property for unpaid real estate taxes (and supplemental taxes), assessments, bonds and water and sewer charges, which shall be prorated as provided in this Agreement; (ii) all present and future zoning, building, environmental and other laws, ordinances, codes and regulations of any governmental agency having jurisdiction; (iii) covenants, conditions, restrictions, easements and other matters of record as of the Closing Date; (iv) such facts as an accurate, current survey of the Real Property and a personal inspection thereof would disclose and all facts and matters otherwise known to Buyer; and (v) such other matters as are approved by Buyer pursuant to the terms of this Agreement.

     3.3 Buyer may, at its option and at its sole expense, obtain an owner's coverage title insurance policy and such title endorsements as Buyer may desire.

4.0  Seller's Deliveries.
     -------------------

     4.1  At the closing, Seller shall deliver to Buyer:

          4.1.1  The Grant Deed;

          4.1.2  The Bill of Sale;

          4.1.3  The Assignment of Leases;

          4.1.4  The Assignment of Service Contracts;

          4.1.5  The Assignment of Contracts;

          4.1.6  Possession of the Property (on the Closing Date);

          4.1.7 An executed Substitution of Trustee and Full Reconveyance of the Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing dated as of August 13, 1990 made by G&L Development, a California general partnership, as trustor, to Ticor Title Insurance Company of California, as trustee, for the benefit of The Yasuda Trust & Banking Co., Ltd., Los Angeles Agency, as beneficiary ("Yasuda"), and assigned to the Seller;

          4.1.8 An executed termination of the financing statement executed by G&L Realty Partnership, L.P., in favor of Yasuda and assigned to the Seller;

          4.1.9 Such other instruments or instructions as are reasonably necessary or appropriate in order to complete Seller's performance hereunder and to consummate this transaction; and

          4.1.10 Such other documents required of Seller under the terms of this Agreement.

     4.2 On the Closing Date or as soon as reasonably practicable thereafter, Seller shall deliver to Buyer that certain Promissory Note dated August 13, 1990 made by Buyer in favor of Yasuda, marked "Paid."

5.0       Buyer's Deliveries.
          ------------------

          5.1   On or before the Closing Date, Buyer shall deliver to Seller:

                5.1.1 Such sums as are required to be paid by Buyer pursuant to Paragraph 2.0 hereof, plus such additional funds as are required to pay
   -------------
costs and charges payable by Buyer hereunder and under the Loan Agreement, less any credit to which Buyer is entitled under the terms hereof;

                5.1.2   The Assignment of Leases;

                5.1.3   The Assignment of Service Contracts;

                5.1.4   The Assignment of Contracts;

                5.1.5 Such other instruments or instructions as are reasonably necessary or appropriate in order to complete Buyer's performance hereunder and to consummate this transaction;

                5.1.6 Such documents, instruments, deeds of trust, financing statements and agreements necessary or required under the Loan Agreement; and

                5.1.7 Such other documents required of Buyer under the terms of this Agreement.

6.0       Seller's Conditions.
          -------------------

          6.1 Seller's obligations under this Agreement, and the consummation of the transactions contemplated hereby, are subject to the satisfaction by Buyer or waiver by Seller of the following conditions precedent:

                6.1.1 Buyer shall have delivered to Seller all of the funds, documents and other things described in Paragraph 5.0 hereof or otherwise
                                        -------------
required under this Agreement and shall have delivered to NACC all of the funds, documents and other things required under the Loan Agreement;

                6.1.2 Closing of the Loan in accordance with the terms of the Loan Agreement;

                6.1.3 Chicago Title Insurance Company or such other title insurer as may be acceptable to NACC ("Title Company") shall have unconditionally agreed, upon recordation of the Grant Deed and the Mortgages (as defined in the Loan Agreement) in the Official Records, to issue its ALTA Policy of Title Insurance together with such endorsements thereto as may be required by NACC (the "Title Policy") showing fee simple title vested in Buyer and insuring the first priority of the Liens (as defined in the Loan Agreement) created under the Mortgages as required under the Loan Agreement; and

               6.1.4 Buyer and Seller shall have agreed in writing upon the prorations to be made pursuant to Paragraph 10.0 hereof.
                                  --------------

7.0       Buyer's Conditions.
          ------------------

          7.1 Buyer's obligations under this Agreement, and the consummation of the transactions contemplated hereby, are subject to the satisfaction by Seller or waiver by Buyer of the following conditions precedent:

               7.1.1 Seller shall have delivered to Buyer all of the funds, documents and other things described in Paragraph 5.0 hereof or otherwise
                                        -------------
required under this Agreement;

               7.1.2 Chicago Title Insurance Company or such other title insurer as may be acceptable to Buyer shall have unconditionally agreed, upon recordation of the Grant Deed and the Mortgages (as defined in the Loan Agreement) in the Official Records, to issue its CLTA Policy of Title Insurance together with such endorsements thereto as may be required by Buyer; and

               7.1.3 Seller and Buyer shall have agreed in writing upon the prorations to be made pursuant to Paragraph 10.0 hereof.
                                  --------------

8.0       Actions at Closing.
          ------------------

          8.1  At the closing:

               8.1.1 The Title Company shall cause the Grant Deed and Mortgages to be recorded in the official records of Los Angeles County (and as otherwise required);

               8.1.2 The Title Company shall deliver to NACC the original of the Title Policy, or a binder or commitment therefor in form and substance satisfactory to NACC in its sole and absolute discretion as required under the Loan Agreement; and

               8.1.3 Buyer and Seller shall deliver to the other all funds and documents provided hereunder.

9.0       Closing Costs.
          -------------

          9.1 Buyer shall pay all costs and expenses arising from or relating to the transactions contemplated in this Agreement, including, but not limited to (i) the premium for all title policies required by Buyer, or required by NACC under the Loan Agreement, (ii) any documentary transfer taxes to be paid in connection with the transactions contemplated by this Agreement, (iii) the cost of recording the Grant Deed, the Mortgages and all other documents and instruments required hereunder and under the Loan Agreement, and (iv) all of Seller's and NACC's incidental expenses (including attorneys' fees and expenses) incurred in connection with the preparation, negotiation and closing of this Agreement and the Loan Agreement and the transactions contemplated by this Agreement and the Loan Agreement.

          9.2 Buyer shall pay its own incidental costs (including attorneys' fees and expenses) incurred in connection with the preparation, negotiation and closing of this Agreement and the transactions contemplated by this Agreement.

10.0      Prorations And Adjustments.
          --------------------------

          10.1 Property taxes, bonds and assessments levied or assessed against the Property shall be prorated as of the Closing Date. All taxes, bonds, assessments and supplemental taxes due and payable following the Closing Date shall be assumed and/or paid by Buyer.

          10.2 All revenues and expenses, if any, of the Property shall be prorated and apportioned as of 12:01 A.M. Los Angeles time on the Closing Date so that Seller shall bear all expenses incurred by Seller with respect to the Property and shall have the benefit of all income with respect to the Property from the date Seller acquired title to the Property through and including the time of proration. All prorations shall be agreed upon in writing by Buyer and Seller as a condition to the closing of this Agreement. Any revenue or expense amount which cannot be ascertained with certainty as of the Closing Date shall be prorated on the basis of the parties' reasonable estimates of such amount and shall be the subject of a final proration thirty (30) calendar days after the Closing Date, or as soon thereafter as the precise amounts can be ascertained. Either party owing money to the other party based on any adjustments to the prorations shall promptly pay such sum upon demand, together with interest at the maximum legal rate if payment is not made within ten (10) calendar days following such demand.

          10.3 Prepaid rents and refundable security deposits, if any, under the Leases shall be credited to Buyer, and Buyer shall give a receipt to Seller for such deposits. Rents in arrears, which are attributable to Seller's period of ownership of the Property, shall not be prorated, but shall be paid to Seller by Buyer when collected by Buyer, such payment to occur every thirty (30) calendar days following the Closing Date. The first monies received by Buyer from each tenant after the Closing Date shall be applied first to current rent, and the balance, if any, shall be paid to Seller for rent in arrears. Buyer's obligations under Paragraph 10.3 shall expire one hundred twenty (120) days
                  --------------
after Closing Date.

          10.4 Expenses to be prorated shall include all taxes and assessments upon the Property, personal property taxes relating to the Personal Property, premiums for insurance relating to the Property if such policies remain in effect following the Closing Date, rents payable under all leases and rental agreements relating to the Property, charges under the Service Contracts to be assigned to Buyer pursuant to the Assignment of Service Contracts, water, sewer, gas, electricity, telephone and other utility charges, any unfixed meter charges, if any (apportioned on the basis of the last meter reading), license and permit fees and other expenses customarily prorated in the County of Los Angeles.

          10.5 All prorations, unless otherwise provided herein, shall be on an accrual basis and based upon actual elapsed calendar days. The provisions of Paragraph 10.0 hereof
- --------------
shall survive the Closing Date and the closing of the transactions contemplated hereby, including, without limitation, the execution, delivery and recordation of the Grant Deed.

11.0      No Warranties and Representations.
          ---------------------------------

          11.1  Seller and Buyer further agree as follows:

                11.1.1 Buyer acknowledges and agrees that, except as provided in Paragraph 11.1.3, Seller and its affiliates and its and their officers,
   ----------------
directors, shareholders, agents, employees, attorneys, successors and assigns have made no warranties, representations, guaranties, promises, statements, admissions or inducements whatsoever, express, implied or statutory, written or oral, including, without limitation, any implied warranty of merchantability or fitness for any use or purpose, with respect to or concerning the Property, or any part thereof, including, without limitation:

                (a) The physical condition and size of the Property, including, without limitation, any patent or latent defects, subsurface soil conditions, or hazardous or toxic wastes, substances or materials;

                (b) Any governmental limitations, restrictions, permits, licenses, land use controls, subdivision map act or other laws, rules or regulations of any governmental agency having jurisdiction applicable to the Property, or the absence thereof;

                (c) The income, expenses, value, profitability or operation of the Property; or

                (d) Any matters concerning the status of title to the Property.

                11.1.2 Buyer warrants, represents and agrees, which warranties, representations and agreements shall survive the Closing Date, that:

                (a) It is purchasing the Property in its "AS IS, WHERE IS" condition as of the date of this Agreement, and that Buyer is investing in the Property solely in reliance upon Buyer's own investigations and evaluation thereof;

                (b) As of the Closing Date, it shall have independently investigated, analyzed and appraised to its satisfaction the value, profitability and condition of the Property, including, without limitation, the geological and soil condition of the Real Property, the fitness or suitability of the Property for Buyer's intended use of the Property, and all environmental matters relating to the Real Property (including, but not limited to, the presence or absence of asbestos, toxic or hazardous substances) and that no representations of any kind (whether oral or written, express or implied) have been made by Seller to Buyer;

                (c) As of the Closing Date, it shall have inspected, examined and investigated to its satisfaction all laws, ordinances and governmental rules and regulations relating to or affecting the Property, including, without limitation, all environmental laws, rules and regulations, and is purchasing the Property subject to any violation, if any, thereof; and

                      (d) Buyer understands and acknowledges that (i) Seller has acquired the Property by deed in lieu of foreclosure; and (ii) Seller has made and makes no warranties or representations of any kind, express, implied or statutory, in connection with the title acquired by Seller through such deed in lieu of foreclosure. To induce Seller to enter into this Agreement, and as material consideration therefor, Buyer acknowledges and agrees that Seller shall have no obligations or liability whatsoever regarding the title to, or encumbrances on, the Property, and that, in the event of any claims, demands, damages or disputes with respect thereto following the Closing Date, Buyer shall look solely to the title company providing title insurance to Buyer. Provided, further, Seller shall have no responsibility or liability for any lease, rental agreement, occupancy agreement, contract or agreement relating to the Property entered into by Seller's predecessor in title.

                    11.1.3 Buyer and Seller each represent and warrant that they have obtained or will obtain prior to the Closing Date all required consents, releases, permissions and authorizations to execute and deliver this Agreement and will carry out their respective obligations hereunder, and that this Agreement, upon execution, shall be binding and enforceable according to its terms, by and upon Seller and Buyer, respectively. The provisions of Paragraph 11.0 hereof shall survive the Closing Date and the closing of the
- --------------
transactions contemplated hereby, including, without limitation, the execution, delivery and recordation of the Grant Deed.

12.0           Indemnity.
               ---------

               12.1 Buyer, and G&L Realty Partnership, L.P., a Delaware limited partnership and G&L Realty Corp., a Maryland corporation (collectively, the "REIT"), each hereby (i) unconditionally release and forever discharge, and (ii) jointly and severally agree forever to indemnify, defend (with counsel reasonably acceptable to Seller) and hold harmless, Seller and its affiliates and its and their officers, directors, shareholders, agents, employees, attorneys, successors and assigns from and against any and all claims, demands, obligations, liabilities, suits, causes of action, damages, costs, losses and expenses of every type, kind, nature, description or character, however and whenever arising or occurring, including, without limitation, attorneys' fees and costs, arising from, relating to or in connection with the Property, this Agreement, the transactions contemplated hereby, the Agreement for Deed in Lieu of Foreclosure dated as of May 24, 1996 (the "Deed in Lieu Agreement") between the Seller and G&L Realty Partnership, L.P. and the transactions contemplated thereby, except for liabilities caused by Seller's gross negligence or willful misconduct with respect to the Property.

               12.2   Buyer hereby agrees and acknowledges that:

                      (a) Buyer has been advised by Seller to seek the advice of Buyer's own tax attorney or certified public accountant for determination of any income tax consequences which may arise from the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby; and

                      (b) Seller shall not be responsible or liable for any income tax consequences to Buyer or the REIT or the partners of Buyer, or the shareholder or partners of the REIT or any other person, which may arise from the execution and delivery of this Agreement, the Deed in Lieu Agreement or the consummation of the transactions contemplated hereby or thereby. Buyer and the REIT each hereby jointly and severally agree forever to indemnify, defend (with counsel reasonably acceptable to Seller) and hold harmless, Seller and its affiliates and its and their officers, directors, shareholders, agents, employees, attorneys, successors and assigns from and against any and all claims, demands, obligations, liabilities, suits, causes of action, damages, costs, losses or expenses of every type, kind, nature, description or character, however and whenever arising or occurring, including, without limitation, attorneys' fees and costs, arising from, relating to or in connection with any income tax consequences to Buyer, the REIT or any other partner(s) of Buyer, or the shareholders and partners of the REIT or any other person, resulting from the execution and delivery of this Agreement and/or the Deed in Lieu Agreement, or the consummation of the transactions contemplated hereby or thereby, whether such income tax consequences are intended or unintended, anticipated or unanticipated, foreseen or unforeseen, and desired or undesired. As used in this Paragraph 12.2, the term "income tax consequences" shall refer to any taxes
     --------------
imposed in accordance with the Internal Revenue Code of 1986, as amended, the California Revenue & Taxation Code, as amended, and the taxing power and authority of any other jurisdiction, foreign or domestic, against Buyer, the REIT or any other partner(s) of Buyer, or the shareholders and partners of the REIT and such other persons, and shall include specifically any taxes imposed upon income arising from, relating to or in connection with the transfer of the Property and any distributions required in connection therewith. Under no circumstances shall Seller be responsible or liable for any consequential, punitive or special damages, whether or not foreseeable, that may be suffered by Buyer, the REIT or any other partner(s) of Buyer, or the shareholders and partners of the REIT and such other partner(s), as a direct or indirect result of such income tax consequences.

          12.3 Buyer and the REIT jointly and severally agree to indemnify, defend (with counsel acceptable to Seller) and save harmless Seller and its affiliates and its and their officers, directors, shareholders, agents, employees, attorneys, successors and assigns from and against any and all damages, losses, liabilities, obligations, penalties, claims, demands, judgments, suits, proceedings, expenditures, costs, disbursements or expenses (including, without limitation, all costs of investigations, monitoring, clean-up, remediation, removal, restoration, court costs and attorneys' and experts' fees and expenses) of any kind or nature whatsoever (collectively, the "Indemnified Matters") which may, at any time or from time to time, be imposed upon, incurred by or asserted or awarded against Seller or any such person, by reason of, or arising from or out of:

                           (i)  the presence of any Hazardous Materials at, on,
in, above, under or affecting all or any portion of the Property, without regard to the source or origin of such discharge or the ownership of the Property at the time of the violation or presence of such Hazardous Materials;

                         (ii)   the discharge of any Hazardous Materials from
the Property into or onto any lands, surface waters, ground waters or air space adjacent to or in the vicinity of the Property;

                         (iii)  the violation of any Hazardous Materials Law at,
on, in, above, under or affecting all or any portion of the Property; and

                         (iv)   Seller's enforcement (or attempted enforcement)
of any of the provisions of this indemnity or the assertion by any of the Indemnitors of any defense to their obligations hereunder;

provided, that Indemnified Matters shall not include any liabilities caused by Seller's gross negligence or willful misconduct during its ownership of the Property.

               As used herein, the following terms shall have the following meanings:

               "Governmental Authority" means the United States of America, any
                ----------------------
State thereof, any political subdivision of either of them, any agency, department, commission, court, board, bureau or instrumentality of any of them, or any quasi-public agency established by any of the foregoing, including, without limitation, any insurance rating organization or board of fire underwriters which exercises jurisdiction over the Property.

               "Hazardous Materials" means any chemical, material or substance
                -------------------
defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "regulated substances", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any applicable local, state or federal law as now or at any time hereafter in effect or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sec. 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sec. 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sec. 1251, et seq.; and all state and local statutes of like import as now or at anytime hereafter in effect. Without limiting the generality of the foregoing, the term "Hazardous Materials" shall include, to the extent such materials are regulated by any Hazardous Materials Law, (a) any oil, flammable substances, explosives, radioactive materials, hazardous wastes, chemicals, or substances, or toxic wastes; (b) asbestos in any form; (c) urea formaldehyde foam insulation; (d) lead, in paint or drinking water; (e) transformers and other equipment which contain polychlorinated biphenyls; (f) radon gas; and (g) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which poses a hazard to the health or safety of the occupants of the Property or the owners and/or occupants of property adjacent to or surrounding the Property.

               "Hazardous Materials Law" means any federal, state or local law,
                -----------------------
rule, ordinance, regulation, permit, order, decision, or policy as now or at any time hereafter in effect relating to any Hazardous Materials (including, without limitation, the use, generation, treatment, handling, transportation, production, disposal, discharge, removal, remediation or storage thereof).

          12.4 With respect to each of the releases set forth in this Agreement, Buyer and the REIT each waive the provisions of Section 1542 of the California Civil Code which provides:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          12.5  The provisions of Paragraph 12.0 hereof shall survive the
                                  --------------
Closing Date and the closing of the transactions contemplated hereby, including, without limitation, the execution, delivery and recordation of the Grant Deed.

13.0      Assignment.
          ----------

          Buyer may not voluntarily or involuntarily assign its rights under this Agreement without Seller's prior written consent, which consent may be withheld in Seller's sole discretion. Any assignment without Seller's consent shall be null and void, and shall constitute a default under this Agreement. In the event Seller approves any assignment, the assignee shall assume all rights and obligations of Buyer under this Agreement in writing, and Buyer shall not be relieved of its obligations hereunder. Subject to the provisions hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their heirs, estates, successors and assigns.

14.0      Broker's Commission.
          -------------------

          Buyer and Seller each represent to the other that neither has had any dealings with any person, firm, broker or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated hereby, and no broker or other person, firm or entity is entitled to any commission or finder's fee in connection with this transaction. Buyer and Seller do each hereby indemnify, defend and hold the other harmless from and against any costs, expenses or liability for compensation, commissions or charges that may be claimed by any broker, finder or other similar party, by reason of any dealings or actions of the indemnifying party.

15.0      Entire Agreement.
          ----------------

          This Agreement and the exhibits attached hereto constitute the complete agreement of the parties with respect to the subject matter referred to herein and supersede all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every nature whatsoever with respect thereto, all of which have become merged and finally integrated into this Agreement and, to the extent not included herein, and hereby released, waived and relinquished. Each of the parties understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be permitted to offer or introduce any evidence concerning any other oral or written promises or agreements between the parties relating to the subject matter of this Agreement not included herein. This Agreement cannot be amended, modified or supplemented except by a written document signed by all parties hereto.

16.0      Savings Clause.
          --------------

          In the event any of the terms, conditions or covenants contained in this Agreement shall be held to be invalid, then any such invalidity shall not affect any other term, condition or covenant contained herein (or therein), and any such term, condition or covenant shall remain in full force and effect.

17.0      Attorneys' Fees.
          ---------------

          If any party files an action to enforce or construe the provisions of this Agreement, then, as between Buyer and Seller, the prevailing party shall be entitled to recover from the other all of its costs and reasonable attorneys' fees, including in connection with any appeal, in any bankruptcy case or proceeding, or the enforcement of any judgment.

18.0      Additional Assurances.
          ---------------------

          Buyer and Seller agree to execute all other documents and instruments and to take all other action, including deposit of funds, in addition to such funds as may be specifically provided herein, as may be required in order to consummate the purchase and sale herein contemplated, and shall use their best efforts to accomplish the purchase and sale herein contemplated in accordance with the provisions hereof.

19.0      No Waiver.
          ---------

          The waiver by either party of the performance of any covenant, condition or promise shall not invalidate this Agreement, nor shall it be construed as a waiver of any other covenant, condition or promise herein. The waiver by either party of the time for performing any act shall not constitute a waiver of the time for performing any other act or any incidental act required to be performed at a later time. The delay or forbearance by either party in exercising any remedy or right, the time for the exercise of which is not specifically and expressly limited or specified in this Agreement, shall not be considered a waiver of, or an estoppel against, the later exercise of any such remedy or right.

20.0      Miscellaneous.
          -------------

          20.1  Gender and Person.  Whenever the context of this Agreement so
                -----------------
requires, the neuter shall include the masculine and the feminine; the masculine shall include the neuter and the feminine; the feminine shall include the neuter and the masculine; the singular shall include the plural; and the plural shall include the singular. If this Agreement is now or hereafter executed by more than one party or person, it shall be the joint and several obligation of such parties or persons. The meaning of the term "Property" shall include, without limitation, "or any part thereof". The meaning of the term "REIT" shall include "and each of them".

          20.2 Notices. All notices, requests and demands required to be given hereunder shall be in writing and shall be personally delivered or sent by courier, by overnight mail, by registered or certified mail, postage prepaid or by prepaid telex, telecopy or telegram and shall be deemed to be given on the day such writing is received by the intended recipient thereof. Unless otherwise specified in writing, notices, demands, instructions and other written communications shall be made upon each party at its address indicated below:

         To Seller:                Wilmington Trust Company
                                   Rodney Square North
                                   1100 North Market Street
                                   Wilmington, Delaware 19890-00001
                                   Attention:  Corporate Trust Administration,
                                   Mr. David A. Varaskey, Jr.

         With a copy to:           Nomura Asset Capital Corporation
                                   2 World Financial Center
                                   Building B
                                   New York, New York  10281-1198
                                   Attention:  Ms. Sheryl McAfee and
                                   Mr. Barry Funt

         With a copy to:           Michael A Santoro, Esq.
                                   Cadwalader, Wickersham & Taft
                                   660 South Figueroa Street, Suite 2300
                                   Los Angeles, California  90017
                                   Telephone:  (213) 955-4767
                                   Facsimile:  (213) 955-4666

         To Buyer:                 G&L Medical Partnership, L.P.
                                   439 North Bedford Drive
                                   Beverly Hills, California  90210
                                   Attention:  Mr. Gary Grabel

         With a copy to:           Gibson, Dunn & Crutcher LLP
                                   333 South Grand Avenue
                                   Los Angeles, California  90071
                                   Attention:  Jeff Hudson, Esq.

          20.3 Exhibits.  All exhibits attached hereto are incorporated into
               --------
this Agreement and made a part hereof.

          20.4 Time Of Essence.  Time is of the essence in the performance of
               ---------------
the obligations hereunder and the Close of Escrow.

          20.5   Survival Of Agreements.  All covenants, representations,
                 ----------------------
warranties and agreements contained in this Agreement shall survive the Close of Escrow, the termination of escrow in accordance with the terms hereof, the delivery of documents and any performance on account of the obligations set forth herein.

          20.6   No Recording.  The parties hereto agree that neither this
                 ------------
Agreement nor any memorandum or notice hereof shall be recorded. Buyer and Seller further agree that the recording of this Agreement, or of any memorandum or notice thereof, by or at the insistence of Buyer without Seller's prior written consent, shall constitute, at Seller's election, a default by Buyer hereunder. Upon Seller's giving notice of such default to Buyer, this Agreement shall terminate and be of no further force or effect. The recording of such notice shall be deemed sufficient and adequate notice to third parties that this Agreement is void and of no further force or effect.

          20.7   Paragraph Headings.  The headings preceding each of the above
                 ------------------
paragraphs are for convenience only and shall not be considered in the construction or interpretation of this Agreement.

          20.8   Counterparts.  This Agreement may be executed in several
                 ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          20.9   Interpretation.  Buyer and Seller, and their respective
                 --------------
counsel, have read and reviewed this Agreement and all have participated and cooperated in the drafting and preparation hereof. Hence, Buyer and Seller agree that any rule of construction, to the effect that ambiguities are to be resolved against the drafting party, shall not apply to the interpretation of this Agreement.

          20.10  Governing Law.  This Agreement and the instruments referenced
                 -------------
herein shall be construed in accordance with and governed by the laws of the State of California, without regard to California principles of conflicts of laws. THE PARTIES HEREBY IRREVOCABLY WAIVE THE RIGHT TO A JURY TRIAL FOR ANY CONTROVERSY ARISING OUT OF THIS AGREEMENT, THE PROPERTY AND THE LOAN AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                           SELLER:

                                           LOAN ASSET STRUCTURED TRUST I,
                                           a Delaware trust

                                           By: WILMINGTON TRUST COMPANY,
                                               not in its individual capacity,
                                               but solely as owner trustee

                                               By: /s/ John M. Burke
                                                   --------------------------
                                                   Name:
                                                        ---------------------
                                                   Title:
                                                         --------------------

                                           BUYER:

                                           G&L MEDICAL PARTNERSHIP, L.P.,
                                           a Delaware limited partnership

                                           By: G&L Medical, Inc.
                                               a Delaware corporation,
                                               its general partner

                                               By: /s/ Gary Grabel
                                                  --------------------------
                                                  Gary Grabel
                                                  Executive Vice President

The undersigned have executed this Agreement solely for the purpose of agreeing to the provisions of Paragraph 11.
                     ------------

                                           REIT:

                                           G&L REALTY CORP.,
                                           a Maryland corporation

                                           By: /s/ Gary Grabel
                                              -----------------------------
                                              Gary Grabel
                                              Senior Vice President


                                           G&L REALTY PARTNERSHIP, L.P.,
                                           a Delaware limited partnership

                                           By: G&L Realty Corp.,
                                               a Maryland corporation,
                                               its general partner

                                               By: /s/ Gary Grabel
                                                  ----------------------------
                                                  Gary Grabel
                                                  Senior Vice President

                             SCHEDULE OF EXHIBITS
                             --------------------


Exhibit "A" - Form of Grant Deed

Exhibit "B" - Legal Description of the Real Property

Exhibit "C" - Form of Bill of Sale

Exhibit "D" - Form of Assignment of Leases

Exhibit "E" - Form of Assignment of Service Contracts

Exhibit "F" - Form of Assignment of Contracts, Guaranties, Warranties, and
              Permits

                                   EXHIBIT A

                              FORM OF GRANT DEED

                                   EXHIBIT B

                    LEGAL DESCRIPTION OF THE REAL PROPERTY

                                   EXHIBIT C

                             FORM OF BILL OF SALE

                                   EXHIBIT D

                         FORM OF ASSIGNMENT OF LEASES

                                   EXHIBIT E

                    FORM OF ASSIGNMENT OF SERVICE CONTRACTS

                                   EXHIBIT F

     FORM OF ASSIGNMENT OF CONTRACTS, GUARANTIES, WARRANTIES, AND PERMITS



                                      F-1